UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 21, 2008 (April 16, 2008)

The Nielsen Company B.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	333-142546	98-0366864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

770 Broadway New York, New York 10003 (646) 654 5000	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the Private Placement described in Item 2.03 below, on April 16, 2008, Nielsen Finance LLC and Nielsen Finance Co. (the “Issuers”), two subsidiaries of The Nielsen Company B.V. (the “Company”), entered into a registration rights agreement (the “Registration Rights Agreement”) among the Company, the Issuers, certain of the Company’s other subsidiaries (together with the Company, the “Guarantors”) and J.P. Morgan Securities, Inc. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors have agreed to use their reasonable best efforts to file with the Securities and Exchange Commission on the appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement relating to an offer to exchange the Notes (as defined below) for registered notes with terms identical to the Notes (other than certain transfer restrictions and penalties for failure to cause the registration of the Notes), within 90 days of April 16, 2008, the issue date of the Notes. Following the effectiveness of the exchange offer registration statement, the Issuers and the Guarantors will offer to the holders of the Notes the opportunity to exchange their Notes for registered notes. If the Issuers and the Guarantors fail to cause the exchange offer to be completed or, if required by the Registration Rights Agreement, to have a shelf registration statement covering resales of the Notes declared effective, within 180 days of the issue date of the Notes, the annual interest rate on the Notes will increase by 0.25% for each 90-day period during which the default continues, up to a maximum additional interest rate of 1.0% until the registration default is cured. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, attached hereto as Exhibit 4.1(b).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 16, 2008, the Issuers completed the sale (the “Private Placement”) of $220 million aggregate principal amount of their 10% Senior Notes due 2014 (the “Notes”). The Notes have not been registered under the Securities Act and were offered to qualified institutional buyers under Rule 144A of the Securities Act and to persons outside the United States under Regulation S of the Securities Act.

The Notes were issued pursuant to a supplemental indenture (the “Supplemental Indenture”), dated as of April 16, 2008, to an indenture, dated August 9, 2006, among the Issuers, the Guarantors and Law Debenture Trust Company of New York, as trustee, relating to the Issuers’ existing 10% Senior Notes due 2014 and 9% Senior Notes due 2014 (the “Indenture”). The Notes will mature on August 1, 2014. Interest on the Notes will accrue from April 16, 2008 and will be payable on February 1 and August 1 of each year, beginning on August 1, 2008.

The Notes are of the same series as the Issuers’ previously outstanding $650 million in aggregate principal amount of 10% Senior Notes due 2014 but will not trade fungibly with such notes until completion of the registered exchange offer contemplated by the Registration Rights Agreement, which will not occur until after August 1, 2008.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture and the Indenture, attached hereto as Exhibit 4.1(a) and filed as Exhibit 4.4(a) to the Company’s Registration Statement on Form S-4 dated May 2, 2007, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

* 4.1(a)	Sixth Supplemental Indenture, dated as of April 16, 2008, among the Issuers, the Guarantors and Law Debenture Trust Company of New York

* 4.1(b)	Registration Rights Agreement, dated as of April 16, 2008, among the Issuers, the Guarantors and Law Debenture Trust Company of New York

*	Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2008	THE NIELSEN COMPANY B.V.

	By:	/s/ David E. Berger
	Name:	David E. Berger
	Title:	Senior Vice President and Corporate Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

* 4.1(a)	Sixth Supplemental Indenture, dated as of April 16, 2008, among the Issuers, the Guarantors and Law Debenture Trust Company of New York

* 4.1(b)	Registration Rights Agreement, dated as of April 16, 2008, among the Issuers, the Guarantors and Law Debenture Trust Company of New York

*	Filed herewith